Exhibit 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22553, 33-27417, 33-32224 and 33-17829) of our
report dated March 19, 2003 relating to the financial statements of AmBase Corporation, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 26, 2003